As filed with the Securities and Exchange
                        Commission on December 1, 1999.
                             File No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                                   ePlus Inc.
               (Exact Name of Issuer as Specified in its Charter)

         Delaware                                    54-1817218
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization)                     Identification Number)

                          400 Herndon Parkway, Suite B
                             Reston, Virginia 20170
                                 (703) 834-5710
               (Address, including zip code, and telephone number
                         of Principal Executive Offices)

                MLC Holdings, Inc. 1998 Long-Term Incentive Plan
              MLC Holdings, Inc. 1997 Employee Stock Purchase Plan
                                       and
                         Various Employee Stock Options
                            (Full Title of the Plans)

                                Phillip G. Norton
                 Chairman, President and Chief Executive Officer
                                   ePLUS INC.
                          400 Herndon Parkway, Suite B
                             Reston, Virginia 20170
                                 (703) 834-5710
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             -----------------------


                                                 CALCULATION OF REGISTRATION FEE

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

                                                                      Proposed                  Proposed
        Title of Securities                 Amount to                 Maximum                    Maximum               Amount of
          to be Registered                be Registered            Offering Price               Aggregate          Registration Fee
                                                                      Per Unit               Offering Price
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

Common Stock                               145,000 (1)                 $8.75                   $1,268,750                $335
par value $0.01 per share

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

Common Stock                                15,000 (2)                 $11.50                   $172,500                  $46
par value $0.01 per share

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

Common Stock                                5,000 (3)                  $10.75                    $53,750                  $14
par value $0.01 per share

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

Common Stock                               100,000 (4)                 $6.40                    $640,000                 $169
par value $0.01 per share

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

Common Stock                              4,000,000 (5)              $ 9.50 (6)                $38,000,000              $10,032
par value $0.01 per share

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

TOTAL                                       4,265,000                                          $40,135,000              $10,596

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

(1)  Includes  15,000  and  130,000  stock  options,  respectively,   issued  on
     September  1, 1996 to Bruce M.  Bowen and  Phillip  G.  Norton at $8.75 per
     share.

(2) Includes 15,000 stock options issued on February 5, 1998 to Bruce M. Bowen at $11.50 per share.

(3) Includes 2,500 and 2,500 stock options, respectively, issued on January 1, 1997 to Marcella C. Dillworth and Stephanie G. Dutton at $10.75 per share.

(4)  Includes  100,000 stock  options  issued on September 1, 1996 to Kleyton L.
     Parkhurst at $6.40 per share.

(5) Includes 4,000,000 shares of stock that may be issued upon the grant or exercise of awards under the MLC Holdings, Inc. 1998 Long-Term Incentive
     Plan or the MLC Holdings, Inc. 1997 Employee Stock Purchase Plan.

(6) Estimated solely for the purpose of determining the registration fee under Rule 457(c), based on the average of the high and low prices of the Common
     Stock on November 24, 1999, as reported on the Nasdaq National Market.


PART II  INFORMATION REQUIRED IN REGISTRATION STATEMENT
-------  ----------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission by ePlus Inc., formerly known as MLC Holdings, Inc. (the "Registrant"), are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

     (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1999.

     (3)  The  description  of  Common  Stock  contained  in  the   Registrant's
Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents  subsequently  filed by the Registrant  pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Ninth of the Certificate of Incorporation of the Registrant provides: " No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

         Article Tenth of the Certificate of Incorporation of the Registrant provides: "The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law (and in the case of any amendment thereto, to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. The Corporation may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the fullest extent permitted by the Delaware General Corporation Law, the indemnification provided herein may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware General Corporation Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation's Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Tenth as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:


      Exhibit Number                        Description
      --------------                        -----------

           4.1 MLC Holdings, Inc. 1998 Long-Term Incentive Plan (incorporated by reference to the indicated exhibit filed as part of the Registrant's Quarterly Reort on Form 10-Q filed on November 12, 1998)

           4.2 MLC Holdings, Inc. 1997 Employee Stock Purchase Plan (incorporated by reference to the indicated exhibit filed as part of the Registrant's Quarterly Report on Form 10-Q filed on November 14, 1997)

           4.3          Certificate of Incorporation and Amendments

           4.4          Bylaws and Amendments

            5           Opinion of Counsel

          23.1          Consent of Counsel (included in Exhibit 5)

          23.2          Consent of Deloitte & Touche LLP

            24          Power of Attorney (contained in Part II at page II-6)

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










                         (signatures on following page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on November 30, 1999.


                              ePLUS INC.
                              (Registrant)



                             By:    /s/Phillip G. Norton
                                    -------------------------------
                                    Phillip G. Norton
                                    Chairman, President and
                                    Chief Executive Officer

         KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints Phillip G. Norton or Bruce M. Bowen and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of this 30th day of November, 1999.

          Signature                      Capacity                Date
          ---------                      --------                ----

 /s/ Phillip G. Norton     Chairman of the Board, President    November 30, 1999
-----------------------
Phillip G. Norton          and Chief Executive Officer
                          (Principal Executive Officer)


/s/ Steven J. Mencarini    Senior Vice President               November 30, 1999
------------------------
Steven J. Mencarini        and Chief Financial Officer
                           (Principal Financial and
                            Accounting Officer)

/s/ Bruce M. Bowen                    Director                 November 30, 1999
---------------------------
Bruce M. Bowen


/s/ C. Thomas Faulders, III           Director                 November 30, 1999
---------------------------
C. Thomas Faulders, III


/s/ Terrence O'Donnell                Director                 November 30, 1999
---------------------------
Terrence O'Donnell


/s/ Carl J. Rickertsen                Director                 November 30, 1999
---------------------------
Carl J. Rickertsen


/s/ Dr. Paul G. Stern                 Director                 November 30, 1999
---------------------------
Dr. Paul G. Stern

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8



        Exhibit Number                     Description
        --------------                     -----------

             4.1 MLC Holdings, Inc. 1998 Long-Term Incentive Plan (incorporated by reference to the indicated exhibit filed as part of the Registrant's Quarterly Reort on Form 10-Q filed on November 12, 1998)

             4.2 MLC Holdings, Inc. 1997 Employee Stock Purchase Plan (incorporated by reference to the indicated exhibit filed as part of the Registrant's Quarterly Report on Form 10-Q filed on November 14, 1997)

             4.3        Certificate of Incorporation and Amendments

             4.4        Bylaws and Amendments

              5         Opinion of Counsel

             23.1       Consent of Counsel (included in Exhibit 5)

             23.2       Consent of Deloitte & Touche LLP

              24        Power of Attorney (contained in Part II at page II-6)

                                   EXHIBIT 4.1

                               MLC Holdings, Inc.
                          1998 LONG-TERM INCENTIVE PLAN

Incorporated by reference to the indicated exhibit filed as part of the Registrant's Quarterly Report on Form 10-Q filed on November 12, 1998.

                                  EXHIBIT 4.2

                               MLC Holdings, Inc.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

Incorporated by reference to the indicated exhibit filed as part of the Registrant's Quarterly Report on Form 10-Q filed on November 14, 1997.

                                   EXHIBIT 4.3


                          CERTIFICATE OF INCORPORATION
                                       OF
                               MLC HOLDINGS, INC.

     The undersigned, a natural parson, for the purpose of organizing MLC Holdings, Inc. (the "Corporation") for conducting the business and promoting the purposes hereinafter elated, under the provisions and subject to the requirements of the laws off the State of Delaware (particularly Chapter X, Title 8 of the Delaware Code, as amended, and referred to as the "Delaware General corporation Law), hereby certifies that:


                                      FIRST
         The name of the Corporation is:

                               MLC HOLDINGS, INC.

                                     SECOND

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road. City of Wilmington, county of New Castle and the name of the Corporation's registered agent in the State of Delaware is Corporation Service Company.

                                      THIRD

     The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the Delaware General Corporation Law.

                                     FOURTH

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is twelve million (12,000,000) shares consisting of ten million (10,000,000!) shares of common stock having a par value of $.01 per share (the "Common Stock") and two million (2,000,000) shares of preferred stock having a par Value of $.01 per share (the "Preferred Stock').

     The Board of Directors of the Corporation is authorized subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of shares of the Preferred Stock as S class or in series, and, by filing a certificate of designations, pursuant to the Delaware Caners1 corporation Law, setting forth a copy of such resolution or resolutions to establish from time to time the number of shares to be included ID each such series and to fix the designation, powers, preferences and rights of the shares of the class or of each such series and the qualifications, limitations, and restrictions thereof. The authority of the Board of Directors





                                     1 of 5
with respect to the class or each series shall include, but not be limited to, determination of the following

     a) the number of shares constituting any series and the distinctive designation of that series;

     b) the dividend rate of the shares of the class or of any series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any of payment of dividends on shares of the class or of that series;

     c) whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

     d) whether the class or any series shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     e) whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dace or dace upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     f) whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and if so, the terms and amount of such sinking fund;

     g) the rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series; and

     h) any other powers, preferences, rights, qualifications, limitations and restrictions of the class or of that series.

     All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in any certificate of designation shall be vested exclusively in the Common Stock.





                                     2 of 5

                                      FIFTH

         The name and mailing address of the Incorporator are as follows:

                              Benton Burroughs, Jr.
                              Hazel & Thomas, P.C.
                            3110 Fairview Park Drive
                                   Suite 1400
                          Falls Church, Virginia 22042

                                      SIXTH

     The Incorporator shall appoint the initial directors of the Corporation after filing of this Certificate of Incorporation. The terms of the initial directors shall be determined by the Incorporator and thereafter by the Board of Directors, with one class designated elected for a one year term, the Second class designated as elected for a two year term and the third class designated as elected for a three year term. At the first annual meeting of the stockholders of the Corporation, and at each subsequent annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting9 of stockholders held in the third year following the year of their election.

                                     SEVENTH

         The corporation is to have perpetual existence.

                                     EIGHTH

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                                      NINTH

     No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided however, that the foregoing shall not eliminate or limit the liability of a director (I) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit




                                     3 of 5

                                      TENTH


     The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law (and in the case of any amendment thereto, to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. The Corporation may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the fullest extent permitted by the Delaware General Corporation Law, the indemnification provided herein may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware General Corporation Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation's Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation may, but only to the extent that the Board of Directors may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or gent of the Corporation to the fullest extent of the provisions of this Article Tenth as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation.





                                     4 of 5

                                   ELEVENTH

     From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the state of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Eleventh.

     The effective date of this Certificate of Incorporation, and the date upon which the existence of the Corporation shall commence, shall be the date upon which the Secretary of the State of the state of Delaware endorses the word "Filed" on the Certificate.

     I, the undersigned, being the Incorporator of the above mentioned Corporation, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and the fasts stated herein are true, and accordingly have hereunto set my hand upon this 27th day of August, 1996.






                                                     /s/Benton Burroughs, Jr.
                                                     ---------------------
                                                     Benton Burroughs, Jr.
                                                     Incorporator

                                     5 of 5

                         CERTIFICATE OF INCORPORATION OF
                          MLC HOLDINGS, INC. AS AMENDED

         Pursuant to Section 242 of the Delaware General Corporation Law, MLC Holdings, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

         1. The Corporation's name is "MLC Holdings, Inc."

         2. The Corporation's certificate of incorporation hereby is amended by striking out existing Article "FOURTH" thereof and replacing it with the following new Article "FOURTH":

                                    "FOURTH"

               The total number of shares of all classes of stock which the Corporation shall have the authority to issue is twenty-seven million (27,000,000) shares consisting of twenty-five million (25,000,000) shares common stock having a par value of $.01 per share (the "Common Stock") and two million (2,000,000) shares preferred stock having a par value of $.01 per share (the "Preferred Stock").

               The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of shares of the Preferred Stock as a class or in series, and, by filing a certificate of designations, pursuant to the Delaware General Corporation Law, setting forth a copy of such resolution or resolutions to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of the class or of each such series and the qualifications, limitations, and restrictions thereof. The authority of the Board of Directors with respect to the class or each series shall include; but not be limited to, determination of the following:

               a)  the  number  of  shares   constituting  any  series  and  the
          distinctive designation of that series;

               b) the dividend rate of the shares of the class or of any series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any payment of dividends on shares of the class or of the that series;

               c) whether the class or any series shall have voting rights, in addition in addition to the voting rights provided by law, and if so, the terms of such voting rights;

               d) whether the class or any series shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               e) whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               f) whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and if so, the terms and amount of such sinking fund;

               g) the rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series; and

               h)  any  other  powers,  preferences,   rights,   qualifications,
          limitations and restrictions of the class or of that series.

              All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in any certificate of designation shall be vested exclusively in the Common Stock."

         3. The foregoing amendment was duly adopted in accordance with Section 242 of the Delaware Corporation Law, by resolution of the Corporation's board of directors setting forth set amendment and declaring its advisability, and by the vote in favor of said amendment of a majority of the Corporation's stockholders entitled to vote at the Corporation's annual meeting of its stockholders.

DATED: September 30, 1999 MLC HOLDINGS, INC.



                                    By:/s/Kleyton L. Parkhurst
                                    --------------------------
                                    Kleyton L. Parkhurst
                                    Secretary

                                   EXHIBIT 4.4


                  Amended and Restated Bylaw of the Registrant

                               MLC HOLDINGS, INC.

                             A DELAWARE CORPORATION

                                     BYLAWS

ARTICLE I: OFFICES.

         SECTION 1.1 Registered Office. The registered office of MLC HOLDINGS, INC. (the "Corporation") shall be at Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof shall be the Corporation Service Company.

         SECTION 1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the "Board") may determine. The Board is hereby granted full power and authority to change said principal office from one location to another.

         SECTION 1.3 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II: MEETINGS OF STOCKHOLDERS

         SECTION 2.1 Place of Meetings. All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Delaware that may be designated by the Board pursuant to authority hereinafter granted to the Board.

         SECTION 2.2 Annual Meetings. Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and place and on such date as the Board shall determine by resolution.

         SECTION 2.3 Special Meetings. A special meeting of the stockholders for the transaction of any proper business may be called at any time exclusively by the Board, the Chairman of the Board, the President or the Executive Vice President.

         SECTION 2.4 Notice of Meetings. Except as otherwise required by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder &record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to such stockholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to such stockholder at such stockholder's post office address furnished by such stockholder to the Secretary of the Corporation for such purpose, or, if

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

such stockholder shall not have furnished an address to the Secretary for such purpose, then at such stockholder's post office address last known to the Secretary, or by transmitting a notice thereof to such stockholder at such address by telegraph, cable, wireless or facsimile. Except as otherwise expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

         SECTION 2.5 Quorum. Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote, if any, contained in the Certificate of Incorporation, these Bylaws or by statute, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by the vote of at least a majority in voting interest of the shares required to constitute a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 2.6 Voting.

         (Al) Each stockholder shall, at each meeting of stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation that has voting rights on the matter in question and that shall have been held by such stockholder and registered in such stockholder's name on the books of the Corporation:

         (i) on the date fixed pursuant to Section 6.5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

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



         (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day upon which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day upon which the meeting shall be held.

         (B) Shares of its own stock belonging to the Corporation or to another corporation, ifa majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither he entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the "Delaware General Corporation Law").

         (C) Subject to the provisions of the Corporation's Certificate of Incorporation, any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder's proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholders attorney thereunto authorized and delivered to the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy, At any meeting of stockholders at which a quorum is present, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, if there by such proxy, and it shall state the number of shares voted.

         SECTION 2.7 Judges. Prior to each meeting of stockholders, the Chairman of such meeting shall appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of such judge's ability. Such judges shall decide upon the qualification of the voters and shall certify and report the number of shares represented at the meeting and entitled to vote on such question, determine the number of votes entitled to be cast by each share, shall conduct and accept the votes, when the voting is completed, ascertain and report the number of shares voted respectively for and against the question, and determine, and retain for a reasonable period a record of the disposition of, any challenge made to any determination made by such judges. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which such officer shall have a material interest. The judges may appoint or retain other persons or entities to assist the judges in the performance of the duties of the judges.

SECTION 2.8 Advance Notice of Stockholder Proposals and Stockholder Nominations.

         (A) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.8(A). For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.8. The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered.

         (B) Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Corporation not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to

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



serve as a director of the Corporation if so elected, In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.803). The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

         SECTION 2.9 Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may, if such action has been approved by the Board of Directors, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III: BOARD OF DIRECTORS

         SECTION 3.1 General Powers. Subject to any requirements in the Certificate of Incorporation, these Bylaws, and of the Delaware General Corporation Law as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board to the fullest extent permitted by law. Without limiting the generality of the foregoing, it is hereby expressly declared that the Board shall have the following powers, to wit:

         (A) to select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service;

         (B) to conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or these Bylaws, as it may deem best;

         (C) to change the location of the registered office of the Corporation in Section 1.1 hereof, to change the principal office and the principal office for the transaction of the business of the Corporation from one location to another as provided in Section 1.2 hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware as provided in Section 1.3 hereof, to designate any place within or without the State of Delaware for the holding of any meeting or meetings of stockholders; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, and in its judgment as it may deem best, provided such seal and such certificate shall at all times comply with the provisions of law;

         (D) to authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such considerations as may be lawful;

         (E) to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust and securities therefor;

         (F) to fill vacancies on the Board as provided in Section 3.5 hereof and

         (G) by resolution adopted by a majority of the whole Board to designate an executive and other committees of the Board, each consisting of one or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee or committees shall be conducted.

SECTION 3.2 Number and Term of Office.

         (A) Until this Section 3.2 is amended by a resolution duly adopted by the Board or by the stockholders of the Corporation, the number of directors constituting the entire Board shall be five (5) members. Directors need not be stockholders. Each of the directors of the corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

         (B) The Board shall be divided into three classes: Class I comprised of one (1) member, Class II comprised of two (2) members and Class III comprised of two (2) members. Such classes shall be as nearly equal in number of directors as possible with the term of office of one class expiring each year. At the annual meeting of stockholders in 1996, the Class I director shall be elected to hold office for a term ending at the next succeeding annual meeting of stockholders, the Class II director shall be elected to hold office for a term ending at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term ending at the third succeeding annual meeting of stockholders. Subject to the following, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.

         (C) During any period when the holders of preferred stuck or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues (1) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the preferred stock or such series thereof, voting as a class, shall be entitled to elect the additional directors as provided for

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



pursuant to the provisions of such preferred stock or series; (2) the additional directors shall be members of those respective classes of directors in which vacancies are created as a result of such increase in the authorized number of directors; and (3) each such additional director shall serve until the annual meeting at which the term of office of his class shall expire and until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such preferred stock or series, whichever occurs earlier. Whenever the holders of such preferred stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such preferred stock or series, the terms of office of all directors elected by the holders of such preferred stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such preferred stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

         SECTION 3.3 Election of Directors. The directors shall be elected by the stockholders of the Corporation, and at each election, the persons receiving the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provision contained in the Certificate of Incorporation relating thereto, including any provision regarding the rights of holders of preferred stock to elect directors.

         SECTION 3.4 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.5 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, removal, or any other cause, shall be filled by vote of the majority of the remaining directors, although less than a quorum. Increases in the number of directors shall be filled in accordance with the rule that each class of directors shall he as nearly equal in number of directors as possible. Notwithstanding such rule, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation. When the Board of Directors fills a vacancy, the director chosen to fill that vacancy shall be of the same class as the director he succeeds and shall hold office until such director's successor shall have been elected and shall qualify or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

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



         SECTION 3.6 Place of Meeting. The Board or any committee thereof may hold any of its meetings at such place or places within or without the Commonwealth of Virginia as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 3.7 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

         SECTION 3.8 Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board or, if the Chairman of the Board is absent or unable or refuses to act, by the Chief Executive Officer, the President or the Executive Vice President, and may also be called by any two members of the Board. Except as otherwise provided by law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by facsimile to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director's address as it is shown upon the records of the Corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the County in which the principal office for the transaction of the business of the Corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by facsimile as above provided, it shall be delivered at least 24 hours prior to the time of the holding of the meeting. Such mailing, telegraphing, delivery or facsimile transmission as above provided shall be due, legal and persona/notice to such director. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 3.9 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such. Notwithstanding the foregoing to the contrary, in the event of the existence of two or more vacancies of the Board of Directors, a minimum of two (2) directors shall constitute a quorum to transact any business of the Board.

         SECTION 3.10 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing is given thereto by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or of such committee.

         SECTION 3.11 Compensation. Directors, whether or not employees of the Corporation or any of its subsidiaries, may receive an annual fee for their services as directors in an amount fixed by resolution of the Board plus other compensation, including options to acquire capital stock of the Corporation, in an amount and of a type fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including each meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

         SECTION  3.12  Committees.  The Board may,  by  resolution  passed by a majority of the whole Board, designate one or more committees, including, without limitation, an audit committee, a compensation committee and stock-incentive committee. Each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two members thereof, otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern.

         SECTION 3.13 Affiliated Transactions. Notwithstanding any other provisions of these Bylaws, each transaction, or, if an individual transaction constitutes a part of a series of transactions, each series of transactions, proposed to be entered into between the Corporation, on the one hand, or any person affiliated with Corporation, on the other hand, must be approved by a majority of the independent directors.

ARTICLE IV: OFFICERS

         SECTION 4.1 Officers. The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, an Executive Vice President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of
Section 4.3 hereof.

         SECTION 4.2 Election. The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Sections 4.3 or 4.5 hereof, shall be chosen annually by the Board at the first meeting thereof after the annual meeting of stockholders, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.

         SECTION 4.3 Other Officers. In addition to the officers chosen annually by the Board at its first meeting, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.

         SECTION 4.4 Removal and Resignation. Any officer may be removed, either with or without cause, by resolution of the Board, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer or assistant may resign at any time by giving written notice of his resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

         SECTION 4.6 Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and at all meetings of the Board. The Chairman shall exercise and perform such powers and duties with respect to the business and affairs of the Corporation as may be assigned to the Chairman by the Board or such other powers and duties as may be prescribed by the Board or these Bylaws.

         SECTION 4.7 Chief Executive Officer. The Chief Executive Officer shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the Chief Executive Officer by the

Chairman of the Board or by the Board, or as may be prescribed by these Bylaws. In the absence or disability of the Chairman of the Board, or in the event and during the period of a vacancy in that office, the Chief Executive Officer shall perform all the duties of the Chairman of the Board, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chairman of the Board of the Corporation.

         SECTION 4.8 President. The President shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the President by the Chairman of the Board or by the Board, or as may be prescribed by these Bylaws. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, or in the event and during the period of a vacancy in the office of Chairman of the Board, the President shall perform all the duties of the Chairman of the Board, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chairman of the Board of the Corporation.

         SECTION 4.9 Vice Presidents. The Executive Vice President and each other Vice President shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to such Vice President by the Chairman of the Board or the Board, or the President or as may be prescribed by these Bylaws. In the absence or disability of the Chairman of the Board, the Chief Executive Officer and the President, the Executive Vice President, and to the extent the Executive Vice President is unable to perform, the other Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

SECTION 4.10 Secretary.

         (A) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or such other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at meetings of directors, the number of shares present or represented at meetings of stockholders, and the proceedings thereof

         (B) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the name of each stockholder, the number of shares of each class held by such stockholder, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

ARTICLE V: CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         SECTION 5.1 Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

         SECTION 5.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

         SECTION 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

         SECTION 5.4 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI: SHARES AND THEIR TRANSFER

         SECTION 6.1 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, including without limitation a book entry system, certifying the number and class or series of shares of the stock of the Corporation owned by such owner. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the

President or the Executive Vice President, and by the Secretary. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such an officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class or series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section
6.4 hereof.

         SECTION 6.2 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3 hereof, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         SECTION 6.3 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         SECTION 6.4 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

         SECTION 6.5 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawrial action other than to consent to corporate action in writing without a meeting, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any such other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, then the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII: INDEMNIFICATION

         SECTION7.1 Indemnification of Directors and Officers. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law (and in the case of any amendment thereto, to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the fullest extent permitted by the Delaware General
Corporation Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided herein. To the fullest extent permitted by the Delaware General Corporation Law, the indemnification  provided herein shall include  expenses  (including  attorneys'
fees), judgments, fines and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware General Corporation Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation's Certificate of Incorporation, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         SECTION 7.2 Indemnification of Employees and Agents. The Corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation.

         SECTION   7.3   Enforcement   of   Indemnification.   The   rights   to
indemnification and the advancement of expenses conferred above shall be contract rights. If a claim under this ARTICLE VII is not paid in full by the Corporation within 60 days after written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indenmitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnltee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by thc Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

ARTICLE VIII: MISCELLANEOUS

         SECTION 8.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation was incorporated in the State of Delaware.

         SECTION 8.2 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

         SECTION 8.3 Amendments. Except as otherwise provided herein or in the Certificate of Incorporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by affirmative vote of a majority of the Board or by affirmative vote of a majority of the outstanding shares of the corporation's voting stock at any annual or special meeting of stockholders, provided that notice of such proposed alteration, amendment, repeal, recession or adoption is given in the notice of such meeting.

         SECTION 8.4 Representation of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President or the Secretary or any Vice President of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation, other than a corporation of which the Corporation owns twenty percent (20%) or more of its capital stock, in which case such officers shall not be so authorized under these Bylaws without the authorization of the Board. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.

                               AMENDMENT TO BYLAWS

                          DATED AS OF OCTOBER 21, 1998

Section 3.2 of the Bylaws of MLC is amended to increase the number of directors who constitute the Board of Directors from five (5) to six (6).

Section 3.9 of the Bylaws of MLC is amended to add the  following  to the end of
Section 3.9:

"Notwithstanding, the provisions set forth hereinabove, without the prior consent of at least 65% of the members of the Board, the Corporation shall not, and shall cause each of its subsidiaries not to:

(i) make any capital expenditures for purchases of property or equipment (other than capital expenditures for property or equipment to be leased or sold in the ordinary course of the Corporation's and its subsidiaries' businesses consistent with past practice, including without limitation, with respect to the collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures, and operation of cash management practices generally (the "Ordinary Course of Business")) which shall cause the Corporation's and its subsidiaries expenditures for any fiscal year to exceed by more than 10% the amount set forth for capital expenditures for purchases of property and equipment (other than capital expenditures for property and equipment to be leased or sold in the Ordinary Course of Business) in the Corporation's operating budget for the then current year;


(ii) acquire (via stock purchase, asset purchase, merger, recapitalization, share exchange, consolidation or other transaction) or make an investment in any entity or permit any subsidiary of the Corporation to acquire (via stock purchase, asset purchase, merger, recapitalization, share exchange, consolidation or other transaction) or make an investment in any entity without the consent of at least 65% of the Board so long as such transaction involves consideration or has a value of less than $5,000,000; or (iii) except in the Ordinary Course of Business, sell, lease or otherwise dispose of or permit any subsidiary to sell, lease or  otherwise  dispose  of,  more  than 20% of the  consolidated  assets  of the
Corporation and its subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions."

     Section 8.3 of the Bylaws of MLC is amended by adding the following sentence to the end of such section:

     "Notwithstanding  the above,  Section 3.9 and this sentence of this Section
8.3 of these Bylaws may only be amended, altered, rescinded or repealed upon the affirmative vote of at least 65% of the members of the Board of Directors"

                               Amendment to Bylaws

                          Dated as of October 19. 1999

     The title of the Bylaws of MLC Holdings, Inc. is amended to change the name of the corporation to ePlus Inc.

     Section 1.1 of the Bylaws is also amended to change the name of the corporation to ePlus Inc.


                                             /s/Phillip G. Norton
                                             --------------------
                                             Phillip G. Norton,
                                             President/CEO

                                    EXHIBIT 5

                         [ALSTON & BIRD LLP LETTERHEAD]


                                December 1, 1999


ePlus Inc.
400 Herndon Parkway
Suite B
Reston, Virginia 20170


         Re:    Registration Statement on Form S-8
                1997 Employee Stock Purchase Plan
                1998 Long-Term Incentive Plan, and
                Shares issuable upon Exercise of Certain Employee Stock Options


Ladies and Gentlemen:

     We have acted as counsel to ePlus Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange
Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 4,265,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares "), which may be issued upon the grant or exercise of awards under the MLC Holdings, Inc. 1998 Long-Term Incentive Plan or the MLC Holdings, Inc. 1997 Employee Stock Purchase Plan (the "Plans"), or which may be issued by the Company upon exercise of stock options granted to certain employees of the Company outside of any plan (the "Options"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     We have examined the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Plans, the form of stock option agreement pursuant to which the Options were issued, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or by the Company or the Commission for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

     Our opinion set forth below is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other laws.

     Based on the foregoing, it is our opinion that (i) the Shares to be issued upon the grant or exercise of awards under the Plans, and (ii) the Shares to be issued upon exercise of the Options are duly authorized and, when issued by the Company in accordance with the terms of the Plan or the Options, as the case may be, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            ALSTON & BIRD LLP



                                            By: /s/ Laura G. Thatcher,Partner
                                             -------------------------------
                                             Laura G. Thatcher, Partner

                                  Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ePlus Inc. (formerly MLC Holdings, Inc.) on Form S-8 of our report dated June 11, 1999, appearing in the Annual Report on Form 10-K of MLC Holdings, Inc., for the year ended March 31, 1999.


/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
McLean, VA
December 1, 1999